Exhibit 99.1

Earnings News
Investor Relations Department Phone: 1-646-290-6400 TTC Group

FOR IMMEDIATE RELEASE

AROTECH CORPORATION REPORTS RESULTS
FOR THE THIRD QUARTER AND FIRST NINE MONTHS, 2012
__________

Net income from continuing operations in third quarter of $433K, or $0.03 per share –

revenues, operating income, net income and margins all up

Ann Arbor, Michigan, November 7, 2012 – Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and homeland security markets, today reported results for the quarter and nine months ended September 30, 2012.

Third Quarter Results

Revenues from continuing operations for the third quarter reached $21.4 million, compared to $21.1 million for the corresponding period in 2011, an increase of 1.4% over the same period last year.

Gross profit from continuing operations for the quarter was $5.0 million, or 23.1% of revenues, compared to $4.1 million, or 19.5% of revenues, for the corresponding period last year, a 3.6 point increase in the gross margin percentage.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) from continuing operations for the quarter was $1.4 million, compared to $288,000 for the corresponding period of 2011. Arotech believes that information concerning EBITDA enhances overall understanding of its current financial performance. Arotech computes EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

The Company’s net income from continuing operations for the third quarter was $433,000, or $0.03 per share, versus a net loss of $(977,000), or $(0.07) per share, for the corresponding period last year.

The Company’s net income from all operations, including discontinued operations, for the third quarter was $498,000, or $0.03 per share, versus a net loss of $(1.5 million), or $(0.11) per share, for the corresponding period last year.

“We are extremely pleased with the results of this quarter,” declared Arotech Chairman and CEO Robert S. Ehrlich. “On every measure of performance – revenues, margins, EBITDA and net income – we met the goals we had set for ourselves, and improved both year-over-year and quarter-over-quarter,” continued Ehrlich. “We anticipate that we will continue to perform well in the fourth quarter, and that we will bring a strong backlog into 2013,” concluded Ehrlich.

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First Nine Months Results

Revenues from continuing operations for the first nine months of 2012 reached $57.9 million, compared to $44.2 million for the corresponding period last year, an increase of 31.1% over the same period last year.

Gross profit from continuing operations for the first nine months of 2012 was $12.6 million, or 21.8% of revenues, compared to $11.1 million, or 25.2% of revenues, for the corresponding period last year, a 3.4 point decrease in the gross margin percentage.

Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA) from continuing operations for the first nine months of 2012 was $1.8 million, compared to a loss of $(256,000) for the corresponding period last year. Arotech believes that information concerning EBITDA enhances overall understanding of its current financial performance. Arotech computes EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

The Company’s net loss from continuing operations for the first nine months of 2012 was $(2.0 million), or $(0.12) per share, versus a net loss of $(3.4 million), or $(0.25) per share, for the corresponding period last year.

The Company’s net loss from all operations, including discontinued operations, for the first nine months of 2012 was $(3.5 million), or $(0.22) per share, versus a net loss of $(6.2 million), or $(0.45) per share, for the corresponding period last year.

Backlog

Backlog of orders totaled approximately $90.0 million as of September 30, 2012, as compared to $89.1 million at September 30, 2011 and $87.3 million as of June 30, 2012.

Cash Position at Quarter End

As of September 30, 2012, the Company had $758,000 in cash and $94,000 in restricted collateral deposits, as compared to December 31, 2011, when the Company had $2.3 million in cash and $1.7 million in restricted collateral deposits.

The Company also had $289,000 in unused bank lines of credit with its main bank as of September 30, 2012, under a $10.0 million credit facility under its FAAC subsidiary, which is secured by the Company’s assets and the assets of the Company’s other domestic subsidiaries and guaranteed by the Company and its other domestic subsidiaries, at a rate of LIBOR plus 375 basis points. This credit facility expires May 2013. There was $289,000 of available credit on this line as of September 30, 2012, based on the borrowing base calculations.

The Company had trade receivables of $10.0 million as of September 30, 2012, compared to $11.9 million as of December 31, 2011. The Company had a current ratio (current assets/current liabilities) of 1.33 as of September 30, 2012 and 1.36 as of December 31, 2011.

Conference Call

The Company will host a conference call Tuesday, November 13, 2012 at 9:00 a.m. EST. Those wishing to access the conference call should dial 1-877-407-0778 (U.S.) or 1-201-689-8565 (international) a few minutes before the 9:00 a.m. EST start time. A replay of the conference call will be available starting Tuesday, November 13, 2012 at 10:30 a.m. EST until Tuesday, November 20, 2012 at 11:59 p.m. The replay telephone number is 1-877-660-6853 (U.S.) and 1-201-612-7415 (international). The replay ID pass code for both the call and the replay is 403549.

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About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers and advanced zinc-air and lithium batteries and chargers. Arotech operates through two major business divisions: Training and Simulation, and Battery and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Michigan and Israel.

CONTACT:

Victor Allgeier, TTC Group, (646) 290-6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; Arotech’s ability to remain listed on the Nasdaq Stock Market in accordance with the Nasdaq’s $1.00 minimum bid price and other continued listing standards; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

AROTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
 (U.S. Dollars, except share data)

	Nine months ended September 30,		Three months ended September 30,
	2012	2011	2012	2011
Revenues	$57,915,901	$44,170,119	$21,435,063	$21,137,932

Cost of revenues, exclusive of amortization of intangibles	45,307,654	33,043,351	16,475,160	17,019,125
Research and development expenses	1,657,056	1,290,656	610,095	435,707
Selling and marketing expenses	3,868,531	3,654,211	1,255,337	1,251,978
General and administrative expenses	7,066,080	7,744,637	2,064,695	2,780,788
Amortization of intangible assets and capitalized software	893,743	1,432,507	292,438	477,884
Total operating costs and expenses	58,793,064	47,165,362	20,697,725	21,965,482
Operating income (loss)	(877,163)	(2,995,243)	737,338	(827,550)
Other income	9,894	36,086	9,141	3,587
Financial expenses, net	(565,301)	(162,873)	(186,301)	(152,768)
Total other income (expense)	(555,407)	(126,787)	(177,160)	(149,181)
Income (loss) from continuing operations before income tax expense	(1,432,570)	(3,122,030)	560,178	(976,731)
Income tax expense	524,091	281,335	126,937	89
Income (loss) from continuing operations	(1,956,661)	(3,403,365)	433,241	(976,820)
Income (loss) from discontinued operations, net of income tax	(1,506,353)	(2,837,061)	64,848	(549,022)
Net income (loss)	(3,463,014)	(6,240,426)	498,089	(1,525,842)
Other comprehensive income, net of income tax
Foreign currency translation adjustment	(189,414)	(474,631)	(17,903)	(796,578)
Comprehensive income (loss)	$(3,652,428)	$(6,715,057)	$480,186	$(2,322,420)
Basic net income/loss per share – continuing operations	$(0.13)	$(0.25)	$0.03	$(0.07)
Basic net income/loss per share – discontinued operations	$(0.10)	$(0.20)	$0.00	$(0.04)
Basic net income/loss per share	$(0.23)	$(0.45)	$0.03	$(0.11)
Diluted net income/loss per share – continuing operations	$(0.12)	$(0.25)	$0.03	$(0.07)
Diluted net income/loss per share – discontinued operations	$(0.10)	$(0.20)	$0.00	$(0.04)
Diluted net income/loss per share	$(0.22)	$(0.45)	$0.03	$(0.11)
Weighted average number of shares used in computing basic net income/loss per share	15,308,724	13,922,270	15,336,947	14,216,701
Weighted average number of shares used in computing diluted net income/loss per share	15,911,464	13,922,270	15,939,687	14,216,701

Reconciliation of Non-GAAP Financial Measure – Continuing Operations

To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance and its progress towards GAAP profitability. Reconciliation of EBITDA to the nearest GAAP measure follows:

	Nine months ended September 30,		Three months ended September 30,
	2012	2011	2012	2011
Net Income (loss) continuing (GAAP measure)	$(1,956,661)	$(3,403,365)	$433,241	$(976,820)
Add back:
Financial (income) expense – including interest	565,301	162,873	186,301	152,768
Income tax expenses (benefit)	524,091	281,335	126,937	89
Depreciation and amortization expense	1,726,573	2,250,146	571,865	759,155
Other adjustments*	912,978	452,902	61,555	352,484
Total adjusted EBITDA	$1,772,282	$(256,109)	$1,379,899	$287,676
*     Includes stock compensation expense, adjustments to allowances, one-time transaction expenses and other non-cash expenses.

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